SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

May 9, 2003

INTERDENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25549	95-4710504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

222 No. Sepulveda Blvd., Suite 740, El Segundo, CA	90245-4340
(Address of Principal Executive Offices)	(Zip Code)

(310) 765-2400
(Registrants telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 3.    Bankruptcy or Receivership

On May 9, 2003, InterDent, Inc. (the “Company”) and its subsidiary InterDent Service Corporation (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California located in Santa Ana, California (the “Bankruptcy Court”). The cases are being jointly administered under the case name “In Re InterDent, Inc., a Delaware Corporation; InterDent Service Corporation, a Washington Corporation,” Case No. 03-13594. The Debtors’ Joint Chapter 11 Plan of Reorganization (the "Plan") as filed with the Bankruptcy Court on May 9, 2003 is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.  The Plan has been agreed to by the holders of 100% of the Company's senior secured and senior subordinated debt and will be implemented through a Pre-Arranged Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The Debtors will continue to manage their operations as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On May 12, 2003, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

Certain filings with the Bankruptcy Court included preliminary financial information for the first quarter of 2003. This information is attached hereto as Exhibit 99.3 and is incorporated in its entirety herein by reference.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

99.1	Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed May 9, 2003.

99.2	Press Release dated May 12, 2003.

99.3	Preliminary Consolidated Results of Operations for each of the months in the three-month period ending March 31, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 12, 2003

INTERDENT, INC.

By:	/s/ Robert W. Hill

Robert W. Hill
Vice President, Finance & Accounting

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed May 9, 2003.

99.2	Press Release dated May 12, 2003.

99.3	Preliminary Consolidated Results of Operations for each of the months in the three-month period ending March 31, 2003.